United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 25, 2016, Perficient, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. The holders of 31,505,949 shares of Common Stock, or 87% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, which represented a quorum. At the meeting, the stockholders voted on the following three proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following five nominees to the Company's board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Jeffrey S. Davis	29,054,764	117,295	38,306	2,295,584
Ralph C. Derrickson	28,238,314	908,241	63,810	2,295,584
John S. Hamlin	28,019,110	1,127,445	63,810	2,295,584
James R. Kackley	25,674,000	3,098,239	438,126	2,295,584
David S. Lundeen	28,231,911	923,145	55,309	2,295,584

Proposal 2: To approve the advisory resolution relating to the 2015 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
28,143,048	988,704	78,613	2,295,584

Proposal 3: To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
29,365,722	2,085,712	54,515	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

May 26, 2016	By: /s/ Paul E. Martin
        Paul E. Martin
        Chief Financial Officer